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                         PATRIOT SCIENTIFIC CORPORATION


                                  EXHIBIT 23.2


                           Consent of BDO Seidman, LLP
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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Patriot Scientific Corporation
Poway, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 14, 1995, relating to the financial statements of Patriot Scientific Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                /s/ BDO Seidman, LLP
                                BDO SEIDMAN, LLP


Denver, Colorado
March 13, 1996